Exhibit 99.1
Company Contact:
Christopher R. Geyen, CFO
(651) 634-3111
www.restoremedical.com
RESTORE MEDICAL ANNOUNCES DATE OF SPECIAL MEETING
Special Stockholders’ Meeting Set for Wednesday, July 16, 2008
MINNEAPOLIS – June 2, 2008 –Restore Medical, Inc. (NASDAQ: REST) today announced that it has scheduled a special stockholders’ meeting to approve its proposed merger transaction with Medtronic, Inc. (NYSE: MDT) for Wednesday, July 16, 2008, at 10:30 a.m. CDT at the offices of Dorsey & Whitney LLP located at 50 South Sixth Street, Minneapolis, Minnesota 55402. Stockholders of record as of the close of business on June 6, 2008, will be entitled to vote at the meeting.
Bob Paulson, president and chief executive officer of Restore Medical, said, “The board of directors believes that the merger transaction with Medtronic is in the best interests of the company and our stockholders. Because a non-vote will have the same effect as a vote against approving the transaction, we urge our stockholders to exercise their rights by voting their shares as soon as possible after they receive and review the proxy statement.”
ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
Restore Medical plans to file with the Securities Exchange Commission (“SEC”) and mail to its stockholders a definitive proxy statement in connection with the transaction on or around June 11, 2008. The proxy statement will contain important information about Restore Medical, the proposed merger and related matters. Stockholders are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information that stockholders should consider before making a decision about the merger. A free copy of the proxy statement (when available) and other related documents filed by Restore Medical with the SEC can be obtained by accessing the SEC’s website at www.sec.gov. The proxy statement (when available) and the other documents also may be obtained at no charge by (i) accessing Restore Medical’s website at www.restoremedical.com, clicking on the “About Restore Medical” link, followed by the “Investor Relations” link, and then the “SEC Filings” heading; (ii) writing to Restore Medical at 2800 Patton Road, St. Paul, MN 55113, Attention: Christopher Geyen, CFO; or, (iii) emailing Christopher Geyen at cgeyen@restoremedical.com.

Restore Medical and its directors, executive officers and certain other members of management and employees, along with certain of its authorized representatives, may be soliciting proxies from Restore Medical’s stockholders in favor of the merger. Information regarding the individuals who may, under the rules of the SEC, be considered participants in the solicitation of Restore Medical’s stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. Information about Restore Medical’s executive officers and directors can be found in the Company’s annual report on Form 10-K/A for the year ended December 31, 2007 filed with the SEC on April 25, 2008. Free copies of these documents can be obtained from Restore Medical using the contact information listed above.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, which involve a number of risks and uncertainties. Restore Medical cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Forward looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Medtronic and Restore Medical, including future financial and operating results, post-acquisition plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Restore Medical’s stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Restore Medical’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Restore Medical disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.
ABOUT RESTORE MEDICAL
Restore Medical develops, manufactures and markets innovative medical devices to treat sleep-disordered breathing. The Company’s proprietary Pillar® Palatal Implant System is the only implantable palatal device to treat snoring and mild to moderate obstructive sleep apnea to be cleared by the U.S. Food and Drug Administration and by Health Canada, and to have received the CE Mark for sale in the European Union. The Pillar Palatal Implant System is sold throughout the U.S. and Canada, and in various countries in Asia Pacific, Europe, South America and the Middle East.
For more information about Restore Medical, the Pillar Procedure and physicians who offer the Pillar Procedure in the U.S., visit the Company’s website at www.restoremedical.com or www.pillarprocedure.com.
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